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                                  EXHIBIT 2(d)

                                       TO

                                   FORM 10-K

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                                  AMENDMENT TO
                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT



         THIS AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") dated December 29, 1995, is to that certain Amended and Restated Loan and Security Agreement dated March 27, 1995 (the "Loan Agreement"), by and among HEALTH IMAGES, INC., a Delaware corporation, HEALTH IMAGES TEXAS, INC., a Georgia corporation, and HEALTH IMAGES PENNSYLVANIA, INC., a Georgia corporation (collectively, the "Borrowers"), THE PROVIDENT BANK, an Ohio banking corporation, as Agent, and THE PROVIDENT BANK and SOUTHTRUST BANK OF GEORGIA, N.A. (the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested certain additional financing and other modifications of the Loan Agreement in connection with various terms and conditions set forth therein; and

         WHEREAS, the Agent and the Lenders have agreed to such modifications in the Loan Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement unless the context hereof requires otherwise.

         2. The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended to read as follows:

                 (a) The definition of "Participation Percentage" is hereby amended in its entirety to read as follows:

                 "Participation Percentage" means, in relation to the Term Loans, the Credit Commitment of any particular Lender with respect thereto expressed as a percentage on Schedule 1.

                 (b) The definition of "Term Loan" is hereby amended in its entirety to read as follows:

                 "Term Loans" means the term loans to be made to Borrowers pursuant to this Agreement as set forth in Article 2 hereof.

         3. Section 2.4 of the Agreement is hereby amended in its entirety to read as follows:

                 Section  2.4 Term Loan Commitment.

                          (a) Each Lender severally and not jointly, subject to the terms and conditions of this Agreement, hereby agrees to make a term loan to Borrowers in an amount equal to its Participation Percentage of Thirty Million and 00/100 Dollars ($30,000,000.00) ("Term Loan A"); and

                          (b) Each Lender severally and not jointly, subject to the terms and conditions of this Agreement, hereby agrees to make a term loan to Borrowers in an amount equal to its Participation Percentage of Six Million and 00/100 Dollars ($6,000,000.00) ("Term Loan B").

         4. Section 2.5 of the Agreement is hereby amended in its entirety to read as follows:

                 Section 2.5 Term Promissory Notes. The absolute and unconditional obligation of the Borrowers to repay the principal of the Term Loans and the interest thereon shall be evidenced by promissory notes executed by the Borrowers (a) to each Lender in substantially the form of Exhibits C-1 and C-2 attached to this Agreement and covering Term Loan A ("Term Notes A"), and (b) to each Lender in substantially the form of Exhibits C-3 and C-4 attached to this Agreement and covering Term Loan B ("Term Notes B") . The Term Notes shall include the following terms:

                          (a) Terms. Term Notes A shall be dated as of the Closing Date and shall mature and be due and payable in full on the last day of the month immediately preceding the sixth anniversary of the First Principal Payment Date (as defined below) . Term Notes B shall be dated of even date herewith and shall mature and be due and payable in full on June 30, 1998.

                          (b) Interest Rate. Each Term Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the daily outstanding principal balance thereunder at the Interest Rate calculated by Lender in accordance with the provisions of Section 2.2 (b) hereof; provided, however, that any required increases or decreases in the amount of interest
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                 accrued but unpaid or overpaid on the Term Notes, as the case may be, based on the Agent's calculation of the applicable Leverage Adjustment, shall be added to or credited against the next succeeding payment required under the Term Notes, with interest thereon at the Interest Rate, taking into account the applicable Leverage Adjustment.

                          (c) Interest Payment Dates. Interest on the Term Notes A shall be payable on the Interest Payment Dates commencing on the last day of the month following the month in which the Closing Date occurs, and on the date such Term Loan is due (whether by maturity, acceleration or otherwise) . Interest on Term Notes B shall be payable monthly, in arrears, on the last day of each calendar month commencing on January 31, 1996, and on the date such Term Loan is due.

                          (d)     Principal Payments.

                                  (i) Monthly installments of principal on Term Loan A in the amount of Four Hundred Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($416,666.67) shall be payable commencing on the last day of the third month following the month in which the Closing Date occurs (the "First Principal Payment Date"), and continuing on the last day of each of the next seventy-one (71) months thereafter; and

                                  (ii) Monthly installments of principal on Term Loan B in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) shall be payable commencing on January 31, 1996, and continuing on the last day of each of the next twenty-nine (29) months.

             5. Section 2.8 (b) of the Agreement is hereby amended in its entirety to read as follows:

                 (b)      Optional Prepayment of the Term Loans.

                          (i) The Borrowers shall have the right to prepay the principal of Term Loan A in full or in part at any time and from time to time upon notice to Agent at least ten (10) days prior to the specified prepayment date and upon payment to Agent, for the benefit of Lenders, of the principal amount to be prepaid, together with accrued interest thereon to the date fixed for
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                                     - 5 -

                 such prepayment, plus a premium calculated as follows:



If the Prepayment Occurs:                  Then the Premium Shall Be:
- -------------------------                  --------------------------
During the first Loan Year                 3% of the Prepayment Amount
During the second Loan Year                2% of the Prepayment Amount
During the third Loan Year                 1% of the Prepayment Amount


                          (ii) The Borrowers shall have the right to prepay the principal of Term Loan B in full or in part at any time and from time to time upon notice to Agent at least ten (10) days prior to the specified prepayment date and upon payment to Agent, for the benefit of Lenders, of the principal amount to be prepaid, together with accrued interest thereon to the date fixed for such prepayment, plus a premium calculated as follows:

If the Prepayment Occurs:                  Then the Premium Shall Be:
- -------------------------                  --------------------------
During the first Loan Year                 2% of the Prepayment Amount
During the second Loan Year                1% of the Prepayment Amount

                          (iii) Provided, however, if the Borrowers prepay the
                 principal of the Term Loans at any time with funds internally generated by normal business operations and not from any third party borrowings, then no premium on such prepayment shall be payable to any Lender.

         6. Sections 2.10(c), (d), (e) and (f) of the Agreement are hereby amended in their entirety and there is hereby added to Section 2.10 two additional subparagraph (g) and (b) to read as follows:

                          (c) Third, to the payment of interest on Term Note A
                 then due;

                          (d) Fourth, to the payment of interest on Term Note
                 B then due;

                          (e) Fifth, to the payment of principal then due on
                 Term Note A;

                          (f) Sixth, to the payment of principal then due on
                 Term Note B;
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                                     - 6 -

                          (g) Seventh, to the payment of any outstanding
                 principal on the Revolving Credit Note; and

                          (h) Eighth, the surplus remaining (if any) to the
                 Borrowers or such other Person or Persons as may be determined by Borrowers or any court of competent jurisdiction.


         7. Section 6.3, Limitations on Capital Expenditures, is hereby amended in its entirety to read as follows:

                 Section 6.3 Limitations on Capital Expenditures. The Borrowers shall not, without first obtaining the written consent of Agent, such consent not to be unreasonably withheld, make Capital Expenditures in any fiscal year in an aggregate amount greater than Eleven Million Five Hundred Thousand and 00/100 Dollars ($11,500,000.00).

         8. Section 6.4, Maintenance of Consolidated Tangible Net Worth, is hereby amended in its entirety to read as follows:

                 Section 6.4 Maintenance of Consolidated Tangible Net Worth. On each Computation Date, the Borrowers shall not permit Consolidated Tangible Net Worth of Health Images to be less than the sum of (a) Thirty-Five Million and 00/100 Dollars ($35,000,000.00), plus (b) an amount equal to Fifty Percent (50%) of Consolidated Net Income calculated on a cumulative basis beginning January 1, 1995 (and if Consolidated Net Income is a negative number, the amount added under this clause (b) shall be zero).

         9. Section 6.7, Consolidated Current Assets/Current Liabilities, is hereby amended in its entirety to read as follows:

                 Section 6.7 Consolidated Current Assets/Current Liabilities.
         On each Computation Date (except for (a) the March 31, June 30 and September 30 Computation Dates during the fiscal year 1995 of the Borrowers, for which the ratio of Consolidated Current Assets to Consolidated Current Liabilities shall not be less than .92 to 1.0, and (b) the December 31 Computation Date during the fiscal year 1995 of the borrowers, for which the ratio of Consolidated Current Assets to Consolidated Current Liabilities shall not be less than .85 to
         1.0), the Borrowers shall not permit, for the
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         relevant Reference Period, the ratio of Consolidated Current Assets to
         Consolidated Current Liabilities to be less than 1.0 to 1.0.


         10. This Amendment shall not be effective until receipt by the Agent and Lenders of the following documents and other items in form and substance satisfactory to the Agent:

                 (a) Executed Amendment. Copies of this Amendment duly executed by the Borrowers.

                 (b) Promissory Note. Term Notes B duly executed by Borrowers in favor of Lenders.

                 (c) Proof of Appropriate Action. Receipt by the Agent of evidence of the action taken by the Borrowers to authorize the execution and delivery of this Amendment.

                 (d) Payment of Closing Fee. Lenders shall have received from Borrowers the loan fee separately agreed upon by the parties.

                 (e) Other Information. Such other information and documents as the Agent may reasonably request.

         11. The Borrowers will execute such additional documents as are reasonably requested by the Agent to reflect the terms and conditions of this Amendment.

         12. The Borrowers hereby agree and covenant that all representations and warranties in the Loan Agreement, including without limitation, all those set forth in Article 4, are true and accurate as of the date hereof, and Borrowers hereby reaffirm all covenants in the Loan Agreement, including without limitation, all of those set forth in Articles 5 and 6, as if fully set forth herein.

         13. The Borrowers shall pay all reasonable costs and expenses in connection with the preparation, execution and delivery of and compliance with this Amendment.

         14. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original.

         15. This Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under and, for all
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purposes, shall be construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WITNESSES:                        HEALTH IMAGES, INC.


_________________________         BY: _________________________

_________________________         ITS: ________________________


                                  HEALTH IMAGES TEXAS, INC.


_________________________         BY: _________________________

_________________________         ITS: ________________________


                                  HEALTH IMAGES PENNSYLVANIA, INC.


_________________________         BY: _________________________

_________________________         ITS: ________________________


                                  THE PROVIDENT BANK, as Agent


_________________________         BY: _________________________

_________________________         ITS: ________________________


                                  THE PROVIDENT BANK, as Lender


_________________________         BY: _________________________

_________________________         ITS: ________________________


                                  SOUTHTRUST BANK OF GEORGIA, N.A.,
                                  as Lender


_________________________         BY: _________________________

_________________________         ITS: ________________________

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                                   SCHEDULE 1

                             Term Loan Commitments

         Term Loan A
         -----------
                                                                         Participation
         Lender                                                            Percentage
         ------                                                          -------------
The Provident Bank                                                           66.67%
One East Fourth Street
Seventh Floor
Cincinnati, Ohio  45202
Attention:  Paul L. Knuckles
            (513) 579-2735

SouthTrust Bank of Georgia, N.A.                                             33.33%
One Georgia Center
600 W. Peachtree Street, N.E.
Atlanta, Georgia  30308
Attention:  C. Mark Crosswell
            (404) 853-5751


         Term Loan B
         -----------
                                                                         Participation
         Lender                                                            Percentage
         ------                                                          -------------

The Provident Bank                                                           66.67%
One East Fourth Street
Seventh Floor
Cincinnati, Ohio  45202
Attention:  Paul L. Knuckles
            (513) 579-2735

SouthTrust Bank of Georgia, N.A.                                             33.33%
One Georgia Center
600 W. Peachtree Street, N.E.
Atlanta, Georgia  30308
Attention:  C. Mark Crosswell
            (404) 853-5751